SECURITY AGREEMENT

March 29, 2023

This Security Agreement (this "Security Agreement") is entered into by and between SHF HOLDINGS, INC. D/B/A SAFE HARBOR FINANCIAL, a Delaware corporation, with a principal place of business at 1526 Cole Blvd, Suite 250, Golden, Colorado 80401 (the "Debtor") and PARTNER COLORADO CREDIT UNION, a Colorado not for profit corporation, with a principal place of business located at 6221 Sheridan Boulevard, Arvada, Colorado 80003 (the "Secured Party").

RECITALS

A. Borrower and Lender agree to contemporaneously enter into this Security Agreement in connection with a Senior Secured Promissory Note (the "Note"); a Securities Issuance Agreement, Lockup Agreement and Registration Rights Agreement; and Commercial Alliance Agreement, each dated on even date herewith (collectively "Alliance Documents").

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **DEFINED TERMS**. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for in the Uniform Commercial Code, as adopted in the State of Colorado ("UCC"), to the extent the same are used or defined therein.

2. **THE INDEBTEDNESS; GRANT OF SECURITY INTEREST**. In consideration of the loan by Secured Party to Debtor under the Note in the principal amount of $14,500,000 dated on even date herewith (as such Note may be further amended or extended) (the "Indebtedness"), Debtor hereby grants, conveys, and hypothecates to Secured Party a continuing security interest in and a right of set-off against, and Debtor hereby assigns to Secured Party, the Collateral (as defined below), to secure the payment, performance and observance of: (i) all indebtedness, obligations, liabilities and agreements of any kind of Debtor to the Secured Party, now existing or hereafter arising, direct or indirect, absolute or contingent, secured or unsecured, due or not, arising out of or relating to the Indebtedness; and (ii) all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed (all of the foregoing being herein referred to as the "Obligations").

3. **THE COLLATERAL**. The "Collateral" is described on Schedule A annexed hereto as part hereof and also includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, substitutions and replacements therefore (unless the description of Collateral expressly excludes after-acquired Collateral), all items of Collateral now owned or existing and hereafter acquired, created or arising, and all proceeds thereof (including, without limitation, claims of Debtor against third parties for loss or damage to or destruction of any Collateral).

4. **RIGHTS OF SECURED PARTY; LIMITATIONS ON SECURED PARTY'S OBLIGATIONS**. It is expressly agreed by Debtor that, anything herein to the contrary notwithstanding, Debtor shall remain liable under each of its contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments in connection with the Collateral, whether written or oral (collectively, "Contracts"), and to observe and perform all the conditions and obligations to be observed and performed by Debtor thereunder. Secured Party shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement, or the receipt by Secured Party of any payment relating to any Contract pursuant hereto. Secured Party shall not be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5. **DEBTOR'S WARRANTIES, REPRESENTATIONS AND COVENANTS**. Debtor warrants, represents and covenants that:

(a) Debtor's ownership or other right, title or interest in and to the Collateral is free and clear of all liens, security interests and adverse claims and encumbrances.

(b) No financing statement covering any of the Collateral is on file in the office of the Colorado Secretary of State or in the office of the secretary of state in any other state, other than the financing statements perfecting the security interest created hereby.

(c) Debtor will use the Collateral for lawful and business purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations.

(d) Debtor shall not sell, pledge, hypothecate, transfer, lease (other than in strict compliance with the provisions of the Alliance Documents), assign, abandon or otherwise dispose of any of the Collateral or any interest therein, except as otherwise expressly permitted by, and in accordance with the terms and conditions of the Alliance Documents.

(e) Debtor will keep the Collateral in first-class order, repair, running and marketable condition, at Debtor's sole cost and expense.

(f) Debtor shall, promptly after becoming aware of the same, notify Secured Party of any Event of Default or the occurrence of any event which with the lapse of time or the giving of notice, or both, would become an Event of Default.

(g) The Secured Party shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to receive from Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor) upon reasonable prior written notice and at reasonable times

during Debtor's business hours and Debtor hereby grants to the Secured Party a security interest in all such records, papers and instruments to secure payment, performance and observance of the Obligations.

(h) Debtor will, at its sole cost and expense, and at all times, pay and discharge all taxes and assessments and keep the Collateral free and clear of any and all liens, security interests or encumbrances (other than in favor of the Secured Party), and perform all acts and execute all documents requested by the Secured Party from time to time to evidence, perfect, maintain or enforce the Secured Party's primary security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement.

(i) Debtor shall not change its name or otherwise do anything which would make the information set forth in the financing statements relating to the Collateral incorrect or misleading without notifying Secured Party of the same at least 30 days prior to the taking of any such action and executing and delivering to Secured Party any amendments to such financing statements required by Secured Party.

(j) In its reasonable discretion, the Secured Party may, at any time and from time to time, after an Event of Default has occurred and is continuing, in its name or Debtor's or otherwise, notify any person or party to an account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to the Secured Party.

(k) In its reasonable discretion, Secured Party may, at any time and from time to time, after an Event of Default has occurred and is continuing, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment installments, or otherwise modify the terms of, or release, any Collateral or Obligations, and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein.

(l) In its reasonable discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand together with interest calculated at the Default Rate on any of the Obligations.

(m) Debtor will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, or protecting the security interest granted herein or in reinforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand.

(n) All proceeds of any Collateral received by Debtor after the occurrence of an Event of Default shall not be commingled with other property of Debtor, but shall be

segregated, held by Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order.

6. **REMEDIES.**

(a) Upon the occurrence of any Event of Default, Secured Party may, without further notice or demand, declare any of the Obligations immediately due and payable and this Security Agreement in default, and thereafter, Secured Party shall have the remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral and any proceeds thereof. To take possession, Secured Party may enter upon any premises where the Collateral is kept and remove the Collateral or any proceeds therefrom, provided that Secured Party shall be responsible for any material damage caused by such removal. If notice is required by law, 30 days' prior written notice of the time after which any sale or any other intended disposition of the Collateral is to be made shall be commercially reasonable notice to Debtor. No such notice shall be necessary if the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market. Proceeds of any sale or other disposition of the Collateral may be applied to the Obligations in whatever order or priority Secured Party may subjectively determine.

(b) During the time that Secured Party is in possession of the Collateral, and to the extent permitted by law, Secured Party shall have the right to hold, use, operate, manage and control all or any part of the Collateral; to make all such repairs, replacements, alterations and improvements of the Collateral it deems proper; and to demand, collect and retain all earnings, proceeds and other sums due or to become due with respect to the Collateral. Notwithstanding the foregoing, Secured Party shall also be entitled, without further notice or demand and to the extent permitted by law, to have a receiver appointed upon ex parte application to take charge of all or any part of the Collateral, exercising all of the rights specified in the immediately preceding sentence.

(c) Debtor shall pay to Secured Party all expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred by Secured Party incidental to taking, holding, preparing for sale, selling and the like or otherwise dealing with the Collateral, or incurred by Secured Party in otherwise enforcing any term or condition of this Security Agreement. If not paid by Debtor within ten (10) Business Days of demand by Secured Party, all such expenses shall be added to the outstanding principal balance of the Note, shall bear interest thereafter at the Default Rate and shall be secured by the Collateral as provided herein.

(d) Secured Party may require Debtor to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral.

(e) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale of the Collateral held by Secured Party, including the sending of notices and the conduct of the sale, in the name and on behalf of Secured

Party.

(f) Nothing herein contained is intended, nor shall be construed, to preclude Secured Party from pursuing any other remedy provided by law for the collection or enforcement of any of the Obligations.

(g) Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in Secured Party's possession if Secured Party takes such action for that purpose as Debtor shall request in writing, provided that such requested action shall not, in the judgment of Secured Party, impair Secured Party's security interest in such Collateral or its rights in, or the value of, such Collateral, and provided further that such written request is received by Secured Party in sufficient time to permit Secured Party to take the requested action.

(h) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, on ten (10) Business Days' notice to Debtor and in such manner as Secured Party may in its discretion determine.

7. **DESIGNATION AND AUTHORIZATION**. To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority, after the occurrence of an Event of Default, to perform any of the obligations of Debtor hereunder. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

8. **PRESERVATION AND DISPOSITION OF COLLATERAL**. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral. Except as specifically set forth herein, Secured Party shall not be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtor's sole risk and responsibility at all times. Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

8. **NO THIRD-PARTY BENEFICIARIES**. This Agreement shall not confer any rights or remedies upon any person other than the Debtor and Secured Party and their respective successors and permitted assigns.

9. **ENTIRE AGREEMENT**. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

10. **SUCCESSION AND ASSIGNMENT**. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

11. **COUNTERPARTS; ELECTRONIC EXECUTION**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Electronic execution (by pdf email or DocuSign) of this Agreement shall be valid and binding for all purposes.

12. **HEADINGS**. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13. **NOTICES**. Any notice to be given hereunder shall be given in writing and shall be deemed given: (a) when received if given in person, (b) on the date of transmission if sent by facsimile or email with receipt electronically confirmed to the sender, (c) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (d) if sent by recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All such notices shall be given to Borrower and Secured Party at their respective address set forth below:

If to Borrower:

SHF Holdings, Inc.
1526 Cole Blvd., Suite 250
Golden, Colorado 80401
Attn: Sundie Seefried, CEO
Email: Sundie.Seefried@shfinancial.org

If to Lender:

Partner Colorado Credit Union
6221 Sheridan Boulevard
Arvada, CO 80003
Attn: Douglas M. Fagan, Chief Executive Officer
Email: FaganD@partnercoloradocu.org

Any party hereto may designate additional or different addresses for notices or communications by notice to the other party hereto in accordance with the foregoing.

14. **GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL**.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

b. DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE NO ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, SHALL BE COMMENCED IN ANY WAY RELATING TO THIS NOTE, IN ANY FORUM OTHER THAN THE STATE AND FEDERAL DISTRICT COURTS SITTING IN THE COUNTY OF DENVER, COLORADO. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

c. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND DEBTOR AND SECURED PARTY WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), DEBTOR AND SECURED PARTY DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH OF DEBTOR AND SECURED PARTY, BY ACCEPTANCE HEREOF, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT.

15. **AMENDMENTS AND WAIVERS**. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

16. **SEVERABILITY**. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17. **CONSTRUCTION OF THIS AGREEMENT**. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

18. **INTERPRETATION**. As used in this Agreement (including any and all Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections refer to sections of this Agreement, unless specifically provided to the contrary. Similarly, references to Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement, unless specifically provided to the contrary. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. References to "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; "or" is used in the inclusive sense of "and/or"; and with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding". The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[*Signature Page To Follow*]

IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

DEBTOR:

SHF HOLDINGS, INC., a Delaware corporation

By: Sundie Seefried
Sundie Seefried (Mar 29, 2023 09:55 MDT)
Name: Sundie Seefried
Title: Chief Executive Officer

SECURED PARTY:

PARTNER COLORADO CREDIT UNION, a Colorado not for profit corporation

By:___________________________
Name: Douglas M. Fagan
Title: Chief Executive Officer

IN WITNESS WHEREOF, each party hereto has caused this *Security Agreement* to be executed and delivered by its duly authorized officer effective as of March 27, 2023.

SECURED PARTY:

PARTNER COLORADO CREDIT UNION, a Colorado not for profit corporation

By: [signature]
Name: Douglas M. Fagan
Title: Chief Executive Officer

SCHEDULE A

The Collateral

Debtor:	SHF HOLDINGS, INC.
Secured Party:	PARTNER COLORADO CREDIT UNION

"**Collateral**" means all of Debtor's right, title and interest in and to the following personal property as such terms are defined under the Colorado Uniform Commercial Code (the "UCC"): all of Debtor's assets and personal property, including but not limited to accounts, chattel paper, Debtor's deposit accounts, documents, general intangibles, goods, equipment, fixtures, inventory, instruments, investment property, general intangibles (including software), negotiable documents, money, capital stock, commercial tort claims, letter of credit rights, supporting obligations, and proceeds.

Notwithstanding the foregoing, "Collateral" shall exclude any permit or license of Debtor to the extent that any requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only for as long as such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of Law, and Debtor shall be deemed to have automatically granted a security interest in all such permits and licenses no longer subject to such prohibition.